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                                                                   EXHIBIT 23.4


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Oppenheimer Capital, L.P. on Form S-8 related to the 1997 Unit Incentive Plan of PIMCO Advisors Holdings L.P. and PIMCO Advisors L.P. of our report dated February 2, 1996, relating to the consolidated financial statements of PIMCO Advisors L.P. and subsidiaries as of December 31, 1995 and for each of the two years in the period then ended appearing in the Prospectus constituting part of Registration Statement No. 333-39585 on Form S-1 of Oppenheimer Capital L.P.


DELOITTE & TOUCHE LLP

Costa Mesa, California
December 19, 1997